SCHEDULE II
INFORMATION WITH RESPECT TO
TRANSACTIONS EFFECTED DURING THE PAST SIXTY DAYS OR
SINCE THE MOST RECENT FILING ON SCHEDULE 13D (1)

                                             SHARES PURCHASED        AVERAGE
                                  DATE            SOLD(-)             PRICE(2)

           COMMON STOCK-PROFESSIONAL STAFF

                    GAMCO INVESTORS, INC.
                                 5/25/01            1,500             4.7000
                                 5/16/01            2,000             4.5500
                                 5/14/01            1,000             4.4400
                                 4/02/01            1,000             4.7500
                                 3/30/01            3,000             4.7500


          (1) UNLESS OTHERWISE INDICATED, ALL TRANSACTIONS WERE EFFECTED ON THE NASDAQ NATIONAL MARKET.

          (2) PRICE EXCLUDES COMMISSION.